Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders

Domtar Corporation:

We consent to the use of our report dated January 25, 2007, with respect to the balance sheet of Domtar Corporation (formerly known as Weyerhaeuser TIA, Inc. and a wholly-owned subsidiary of Weyerhaeuser Company) as of December 31, 2006, included herein, and to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ KPMG LLP

Seattle, Washington

October 14, 2007